EXECUTION COPY

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 21, 2011, and amends that certain Asset Purchase Agreement, dated as of March 19, 2010 as amended in April 2010 (the “Amended Agreement”), by and among Tegal Corporation, a Delaware corporation (“Tegal”), Sputtered Films, Inc., a California corporation and a wholly-owned subsidiary of Tegal (“SFI” and together with Tegal, “Sellers”), OEM Group Inc., an Arizona corporation (“OEM Group”), and OEG-TEG, LLC, an Arizona limited liability company (“Purchaser”) (each Seller, OEM Group and Purchaser, a “Party” and collectively, the “Parties”).  All capitalized terms which are used but not otherwise defined herein shall have the meanings specified to such terms in the Original Agreement.

RECITALS:

WHEREAS, Sellers, OEM Group and Purchaser are parties to the Amended Agreement, as amended;

WHEREAS, pursuant to Section 9.4 of the Amended Agreement, the Parties may amend the Amended Agreement by a writing signed by each of the Parties; and

WHEREAS, the Parties desire to amend the Amended Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.1           2.2.3(a) Contingent Payment Amount.  Sub-section (a) of Section 2.2.3 of the Amended Agreement is amended and restated in its entirety as follows:

(a)             Purchaser shall pay to Tegal, by wire transfer of immediately available funds in two installments payable on July 1, 2011 (the “First Installment”) and October 1, 2011 (the “Second Installment”), respectively (subject to applicable extensions as set forth in Section 2.2.3(c) below), an additional amount according to the following schedule (the “Contingent Payment”) in the event that Applicable Bookings equal or exceed $6,000,000:

(i)           if Applicable Bookings are greater than or equal to $6,000,000 but less than $8,000,000, the Contingent Payment shall equal five percent of the Applicable Bookings in excess of $6,000,000;

(ii)           if Applicable Bookings are greater than or equal to $8,000,000 but less than $10,000,000, the Contingent Payment shall equal $100,000 plus ten percent of the Applicable Bookings in excess of $8,000,000;

(iii)           if Applicable Bookings are greater than or equal to $10,000,000 but less than $12,000,000, the Contingent Payment shall equal $300,000 plus fifteen percent of the Applicable Bookings in excess of $10,000,000;

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(iv)           if Applicable Bookings are greater than or equal to $12,000,000, the Contingent Payment shall equal $600,000 plus twenty percent of the Applicable Bookings in excess of $12,000,000; provided, however, that the Contingent Payment shall in no event exceed One Million Dollars ($1,000,000).

The amount payable in the First Installment shall be equal to the greater of: (a) one half of the Contingent Payment, calculated in accordance with Sections 2.2.3(a)(i) through (iv) above (the “First Installment Principal Amount”), or (b) $300,000, together with interest thereon, calculated at the Wall Street Journal Prime Rate (as published in the Eastern print edition of the Wall Street Journal for such date) plus one percent as set forth below. The amount payable in the Second Installment shall be equal to the Contingent Payment minus the First Installment (the “Second Installment Principal Amount”),together with interest thereon, calculated at the Wall Street Journal Prime Rate (as published in the Eastern print edition of the Wall Street Journal for such date) plus one percent as set forth below. Interest on the each of the First Installment Principal Amount and the Second Installment Principal Amount shall begin accruing 15 days following the end of the Contingent Payment Period, shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed. In such computations, effect shall be given to any change in the applicable interest rate as a result of any change in the Wall Street Journal Prime Rate on the date of each such change. OEM Group may prepay all or part of either or both of the First Installment Principal Amount or the Second Installment Principal Amount at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

1.2           Continued Force and Effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Amended Agreement or any rights or obligations of any Person under or in respect of the Amended Agreement.  Except as expressly amended herein, the provisions of the Amended Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.  On and after the date hereof, each reference in the Amended Agreement to “this Agreement” or the words “hereunder”, “hereof”, “herein” or words of similar import referring to the Amended Agreement, shall mean and be a reference to the Amended Agreement, as amended by this Amendment.  This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Amended Agreement, as amended by this Amendment.

1.3           Governing Law.  This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of California, without regard to the conflicts of laws rules of such state.  The rights and obligations of the parties under this Amendment shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended.

1.4           Counterparts.  This Amendment may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  This Amendment shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties.  It shall not be necessary in making proof of this Amendment or any counterpart hereof to produce or account for any of the other counterparts.

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1.6           Severability.  Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

1.7           Headings.  All section headings contained in this Amendment are for convenience of reference only, do not form a part of this Amendment and shall not affect in any way the meaning or interpretation of this Amendment.

1.8           Amendments and Waivers.  No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each of the Parties.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

TEGAL CORPORATION

By: /s/ Thomas R Mika
Name:  Thomas R. Mika
Title:  President and Chief Executive Officer

SPUTTERED FILMS, INC.

By: /s/ Thomas R. Mika
Name:  Thomas R. Mika
Title:  President and Chief Executive Officer

OEG-TEG, LLC

By: /s/ Wayne Jeveli
Name:  Wayne Jeveli
Title:  Manager

OEM GROUP, INC.

By: /s/ Wayne Jeveli
Name:  Wayne Jeveli
Title:  President

[SIGNATURE PAGE TO SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT]